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                                                                   Exhibit 23.2

                       Consent of Independent Auditors


        We consent to the incorporation by reference in this Registration Statement (Form S-1) of Silverstream Software, Inc. for the registration of 230,000 shares of its common stock of our report dated March 5, 1999, (except for Note 13, as to which the date is July 23, 1999) with respect to the consolidated financial statements and schedule of Silverstream Software, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1
No. 333-94103), filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

                                        Ernst & Young LLP



Boston, Massachusetts
January 25, 2000